Exhibit 99.1

Aytu BioScience Announces $10.0 Million Bought Deal Offering

ENGLEWOOD, CO / ACCESSWIRE / December 10, 2020 / Aytu BioScience, Inc. (NASDAQ:AYTU), a specialty pharmaceutical company focused on commercializing novel products that address significant patient needs, announced today that it has entered into an underwriting agreement with H.C. Wainwright & Co., LLC under which the underwriter has agreed to purchase on a firm commitment basis 1,666,667 shares of common stock of the Company, at a price to the public of $6.00 per share, less underwriting discounts and commissions. The closing of the offering is expected to occur on or about December 15, 2020, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

The Company also has granted to the underwriter a 30-day option to purchase up to an additional 250,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds to Aytu, before deducting underwriting discounts and commissions and offering expenses and assuming no exercise of the underwriter’s option to purchase additional common stock, are expected to be approximately $10.0 million. The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes.

The shares of common stock are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-239010) previously filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2020, and declared effective by the SEC on June 17, 2020. The offering of the shares of common stock is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (646) 975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on commercializing novel products that address significant patient needs. Aytu currently markets a portfolio of prescription products addressing large primary care and pediatric markets. The primary care portfolio includes (i) Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or “Low T”), (ii) ZolpiMist®, the only FDA-approved oral spray prescription sleep aid, and (iii) Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup. The pediatric portfolio includes (i) Cefaclor, a second-generation cephalosporin antibiotic suspension; (ii) Karbinal® ER, an extended-release carbinoxamine (antihistamine) suspension indicated to treat numerous allergic conditions; and (iii) Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary prescription fluoride-based supplement product lines containing combinations of fluoride and vitamins in various formulations for infants and children with fluoride deficiency. Aytu also distributes a COVID-19 IgG/IgM rapid antibody test and rapid antigen test. These tests are used separately in the rapid, qualitative diagnostic assessment of the 2019 Novel Coronavirus. Additionally, Aytu recently licensed worldwide rights to develop the Healight™ technology platform. Healight is an investigational medical device being studied as a prospective treatment for COVID-19 and other respiratory infections.

Aytu operates a consumer health subsidiary, Innovus Pharmaceuticals, Inc. (“Innovus”), a specialty pharmaceutical company commercializing, licensing and developing safe and effective consumer healthcare products designed to improve men’s and women’s health and vitality. Innovus commercializes numerous novel consumer health products competing in large healthcare categories including diabetes, men’s health, sexual wellness, respiratory health, and general wellness. The Innovus product portfolio is commercialized through direct-to-consumer marketing channels utilizing the company’s proprietary Beyond Human® marketing and sales platform.

Aytu’s strategy is to continue building its portfolio of revenue-generating Rx and consumer health products, leveraging its focused commercial team and expertise to build leading brands within large therapeutic markets. For more information visit aytubio.com and visit innovuspharma.com to learn about Aytu’s consumer healthcare products.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Aytu’s or Neos’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: market and other conditions and the satisfaction of customary closing conditions related to the public offering and the intended use of net proceeds from the public offering, failure to obtain the required votes of Neos’ shareholders or Aytu’s shareholders to approve the transaction and related matters, the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the diversion of management time on transaction-related issues, the ultimate timing, outcome and results of integrating the operations of Aytu and Neos, the effects of the business combination of Aytu and Neos, including the combined company’s future financial condition, results of operations, strategy and plans, the ability of the combined company to realize anticipated synergies in the timeframe expected or at all, changes in capital markets and the ability of the combined company to finance operations in the manner expected, regulatory approval of the transaction, risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, the potential future commercialization of the combined company’s product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of the combined company’s ongoing and future clinical trials, the anticipated designs of the combined company’s future clinical trials, anticipated future regulatory submissions and events, the combined company’s anticipated future cash position and future events under current and potential future collaboration, the regulatory and commercial risks associated with introducing the Company’s distributed COVID-19 rapid tests, the accuracy of the COVID-19 rapid tests as compared to other COVID-19 tests, market acceptance of the tests, the ability to obtain FDA approval or authorization for the tests, our ability to obtain sufficient tests to meet consumer demand, if any, the manufacturers’ ability to scale up manufacturing to meet customer demand, if any, reputation risks if the tests are not as effective as anticipated, and that the current regulatory environment continues to permit the sale of the tests.

Contact for Investors:

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

SOURCE: Aytu BioScience, Inc.